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                                                                     Exhibit 5.1
                      [LYNCH, CHAPPELL & ALSUP LETTERHEAD]



                               September 30, 1996



Tom Brown, Inc.
508 W. Wall, Suite 500
Midland, Texas 79701

   Re:  Sale of up to 275,000 shares of Common Stock

Gentlemen:

   We have acted as counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 275,000 additional shares of Common Stock, $.10 par value ("Common Stock"), of the Company pursuant to the exercise of stock options granted or to be granted by the Company under the Company's 1993 Stock Option Plan, as amended May 24, 1996 (the "Plan"), and which shares of Common Stock are the subject of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

   Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

       (i)    the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and
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       (ii)   the Plan has been duly and validly authorized and adopted, and the additional 275,000 shares of Common Stock that may be issued and sold by the Company from time to time upon the exercise of stock options granted or to be granted in accordance with the Company's Plan will, upon issuance and delivery against payment therefor, be duly authorized and legally issued, full paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.


                                     Very truly yours,

                                     LYNCH, CHAPPELL & ALSUP,
                                       a Professional Corporation



                                     By:  /s/ THOMAS W. ORTLOFF
                                        ------------------------------------
                                              Thomas W. Ortloff




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